Exhibit 31.1

CERTIFICATION OF THE CEO PURSUANT TO SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, RULES 13a-14(a) AND 15d-14(a) AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David J. Aldrich, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Skyworks Solutions, Inc. for the period ended July 1, 2011; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 17, 2011
/s/ David J. Aldrich David J. Aldrich
Chief Executive Officer President